CONTACT: Mark Wachs
                                                  Mark Wachs and Associates
                                                  (212) 832-2800
                                                  e-mail:  mwachs@datavoice.net

                                                           Joseph G. Mahler
                                                           FuelCell Energy, Inc.
                                                           (203) 825-6000
                                                  e-mail:  jmahler@fce.com



                              FOR IMMEDIATE RELEASE
                              ---------------------

                      ENERGY RESEARCH CORPORATION ANNOUNCES
                           NEW NAME AND TICKER SYMBOL

Company  to  Change  Name to  FuelCell Energy, Inc.  and  to begin trading under
--------------------------------------------------------------------------------
ticker symbol "FCL"
------------------

     Danbury, Conn., September 20, 1999 - FuelCell Energy, Inc. (AMEX:FCL) will begin trading on Tuesday, September 21, 1999 when the American Stock Exchange opens under the Company's new ticker symbol, FCL, in conjunction with the merger, effective September 21, 1999, of Energy Research Corporation (AMEX: ERC) into the newly formed, wholly-owned Delaware subsidiary, FuelCell Energy, Inc.

     The merger follows shareholder approval earlier this month of the name change, reincorporation in the state of Delaware and increase in authorization of the Company's common stock from 8 million to 20 million shares.

     As the surviving corporation in the merger, FuelCell Energy, Inc. will succeed to all of the assets and liabilities of the Company. Effective September 21, 1999, each outstanding share of the Company's Common Stock will be automatically converted into one share of common stock of FuelCell Energy, Inc. Shareholders will not need to exchange their existing stock certificates for stock certificates of FuelCell Energy, Inc. The new CUSIP Number of FuelCell Energy's Common Stock is 35952H 10 6.

The Company also has changed its Web address to www.fuelcellenergy.com.

                                     -MORE-

FUELCELL ENERGY, INC.
ERC ANNOUNCES NAME CHANGE AND TICKER SYMBOL
PAGE TWO



     Commenting on the recent changes, Jerry Leitman, President and CEO, stated:
"Our new name is intended to strengthen the Company's image as a manufacturer of fuel cells, specifically the Company's Direct FuelCell(tm) technology, for the commercial market. This, along with the corporate legal advantages we expect to gain by being incorporated in Delaware and the increase in authorization of shares, will contribute to a more competitive position for the Company in today's marketplace."

     Increasing the number of authorized shares of common stock is intended to give the Company flexibility in growing its business in the future. The additional authorized shares are intended for future use in connection with implementation of financings, mergers and acquisitions, employee benefit plans and other business purposes.



     This press release contains forward looking statements, including statements regarding the effective date of the reincorporation, the Company's plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that the merger does not become effective when anticipated, the risk that commercial field trials of the Company's products will not occur when anticipated, general risks associated with product development, manufacturing and introduction, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.


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